                                                                  EXHIBIT 23.3.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Calgene, Inc. on Form S-8, of our report dated October 2, 1995 accompanying the combined financial statements of Tomato Investments and Associates, Inc. and Produce Related Technology of Monsanto Company, appearing in the Prospectus which is part of the Registration Statement on Form S-4 of Calgene II, Inc. for the registration of 31,290,445 shares of its common stock.

DELOITTE & TOUCHE LLP
St. Louis, Missouri

June 18, 1996